AREMISSOFT (UK) PLC (1)

                                       and

                            TOREX HEALTH LIMITED (2)

                                    AGREEMENT
                            For the sale and purchase
                             of business and assets

                                    CONTENTS

1.   Definitions and interpretation........................................... 1
2.   Agreement for Sale....................................................... 6
3.   Debtors andCreditors..................................................... 7
4.   Continuing Contracts..................................................... 7
5.   Companycars.............................................................. 9
6.   Employees................................................................ 9
7.   Consideration............................................................11
8.   Completion...............................................................11
9.   Post-Completion matters..................................................12
10.  Records..................................................................12
11.  Value Added Tax..........................................................13
12.  Warranties...............................................................14
13.  Indemnities..............................................................15
14.  Apportionments...........................................................16
15.  Restrictive covenants....................................................17
16.  Continuing effects of this Agreement.....................................18
17.  Further assurance........................................................18
18.  Announcements and Confidentiality........................................18
19.  Releases, waivers etc....................................................19
20.  Notices..................................................................19
21.  Entire agreement.........................................................20
22.  Alterations..............................................................20
23.  Counterparts.............................................................21
24.  Costs....................................................................21
25.  Successors and assigns...................................................21
26.  Applicable law and jurisdiction..........................................21
Schedule 1....................................................................22
Schedule 2....................................................................23
Excluded Assets...............................................................23
Schedule 3....................................................................24
Warranties....................................................................24
1.   The Vendor...............................................................24
2.   Accounts and Financial Information.......................................24
3.   The Assets...............................................................25
4.   The Business.............................................................25
5.   Events since the Accounts Date...........................................26
6.   Contracts................................................................26
7.   Employees................................................................27
8.   Pensions.................................................................28
9.   Business intellectual property rights....................................28
10.  Litigation...............................................................29
11.  Compliance with law etc..................................................29
12.  VAT......................................................................29

13.  Property.................................................................29
14.  General..................................................................30
Schedule 4....................................................................31
Limitations of the liability of the Vendor and Remedy.........................31
1.   Remedy..............................................................
2.   Exclusion of certain claims.........................................
3.   Claims against thirdparties.........................................
4.   Time Limits.........................................................
5.   Thresholds..........................................................
6.   Aggregate maximum...................................................
7.   No duplication of liability.........................................
8.   Successful claims deemed to constitute a reduction in Purchase Price
9.   Mitigation..........................................................
10.  Fraud etc...........................................................
Schedule 5...............................................................
Employees................................................................
Schedule 6...............................................................
Details of the Property..................................................
Schedule 7...............................................................
Business Contracts.......................................................
Schedule 8...............................................................
Leasing Agreements.......................................................

Agreed form documents

Goodwill Assignment
Debtors Assignment
Equipment List
Vehicles List
The Licence
Disclosure Letter
Management Accounts

THIS AGREEMENT is dated 5th September 2000 and is made BETWEEN:

(1) AREMISSOFT (UK) PLC (No. 2968497) whose registered office is at Goldsworth House, Denton Way, Goldsworth Park, Woking, Surrey, GU21 3LG ("the Vendor");

(2)  TOREX  HEALTH  LIMITED  (No.   2116828)  whose  registered   office  is  at
     Churchfields, Stonesfield, Witney, Oxfordshire 0X8 8PQ ("the Purchaser").

NOW IT IS HEREBY AGREED as follows:

1.   Definitions and interpretation

1.1  In this Agreement, unless the context otherwise requires:

          "Accounts Date" means 31 "December 1999;

          "Accrued Liabilities" means the accrued liabilities of the Business as at the Completion Date being, the responsibility for the discharge of which shall pass to the Purchaser,

          "Assets" means the assets listed in column (1) of Schedule I, excluding the Excluded Assets;

          "Business" means the business of the supply of IT systems and services to the primary healthcare market as carried on by the Vendor as at the date hereof;

          "Business Contracts" means the benefit (subject to the burden) of all contracts, engagements and orders relating exclusively to the Business which have been entered into or placed (whether in writing or orally) with the Vendor on or before the Completion Date but which remain to be performed in whole or in part at the Completion Date by the Vendor or the other party to such contract and including, without limitation, the contracts, engagements and orders listed in Schedule 7;

          "business day" means a day (other than a Saturday or Sunday) on which banks are ordinarily open for the transaction of normal banking business in the City of London;

          "Business Names" means "AremisSoft, AremisSoft Healthcare, LK Global and LK Global Healthcare";

          "Business Records" means all books, files, documents and records owned by the Vendor (including records held in computerized form) relating exclusively to the Business, the Employees or any of the Assets, but excluding the Retained Records;

          "CA 1985" means the Companies Act 1985;

          "Cash" means the cash balances at bank and in hand held by the Vendor at the Completion Date;

          "Completion" means completion of the Sale by the performance by the parties of their respective obligations under clause 8;

          "Completion Date" means 7 September 2000

          "Continuing Contracts" means the Business Contracts and the Leasing Agreements;

          "Creditors" means suppliers and other trade creditors to which or to whom the Vendor owes a debt in connection with the Business as at the Completion Date and the amounts due as at Completion from the Vendor to Customs for VAT and any other liability of the Vendor to Taxation and any sums due to the Vendor's bankers and to other members of the Vendor's Group but excluding the Excluded Liabilities;

          "Customs" means HM Customs & Excise;

          "Debtors" means:

               (a) all book debts due to the Vendor at the Completion Date, (including any VAT thereon) from trade debtors exclusively in connection with the Business (including pursuant to any of the Business Contracts);

               (b)  all  sums   (including   any  VAT  thereon)  in  respect  of
                    prepayments made by the Vendor which relate exclusively to the Business at the Completion Date;

          "Debtors Assignment" means the deed of assignment of the Debtors, in the agreed form, to be entered into on Completion;

          "Deferred Income" means the deferred income in respect of the Business comprising the total payments made to the Vendor prior to the Completion Date by clients and customers for maintenance, support and other services to be provided in relation to the Business after the Completion Date, the benefit of the cash amount of such deferred income remaining with the Vendor and the responsibility for the provision of such services passing to the Purchaser, such responsibility being hereinafter referred to as the "Deferred Income Liability";

          "Disclosure Letter" means the letter of the same date as this Agreement in the agreed form from the Vendor to the Purchaser (including all documents and other written material annexed to it) disclosing certain matters in relation to the Warranties;

          "Employees" means the employees of the Vendor whose names are listed in Schedule 5 being persons employed in connection with the Business as at the date hereof and whose employment details are set out in the Disclosure Letter,

          "Encumbrances" includes all claims, liens, mortgages, pledges, charges, hypothecations, options, encumbrances, restrictions, powers of sale and equities and other rights exercisable by third parties (or an agreement or commitment to create any of the foregoing) but excluding normal retention of title provisions in connection with the sale of goods;

          "Equipment" means all fixed and loose plant and machinery, equipment, fixtures and fittings, furniture and motor vehicles owned by the Vendor and used exclusively in the Business at

          Completion being the equipment listed in the equipment list in the agreed form;


          "Excluded Assets" means the assets listed in Schedule 2;

          "Excluded Liabilities" means:

               (a)  the Prepayment Liabilities;

               (b)  the Accrued Liabilities; and

               (c)  the Deferred Income Liability

          "Excluded Products" means the software products known as Global Clinical System (GCS), Genisyst 4NT and FundHolder and shall include all derivations and versions thereof and all source code in relation thereto;

          "Goodwill" means the goodwill and trade of the Business together with the right (so far as the Vendor can grant the same) for the Purchaser to represent itself as carrying on the Business in succession to the Vendor after Completion, but excluding the Business Names and any right to use the same;

          "Goodwill Assignment" means the deed of assignment of goodwill, in the agreed form, to be entered into on Completion;

          "Group" means; in relation to any company, that company and any company which is a holding company or subsidiary of that company, and any subsidiary of any such holding company;

          "holding company" has the meaning ascribed to it by sections 736 and 736A CA 1985;

          "Independent Accountant" means an independent chartered accountant of at least 10 years standing to be nominated (in default of agreement between the parties) by the President for the time being of the Institute of Chartered Accountants m England and Wales at the request of either party. The Independent Accountant shall act as an expert and not as an arbitrator and his decision in relation to any dispute shall be final and binding on the parties in the absence of manifest error;

          "the Lease" means a new lease in agreed form to be granted by KGT Investment Company Limited to the Purchaser in respect of the Property (excluding Unit 7 of the Property);

          "Leasing Agreements" means the benefit (subject to the burden) of the leasing, conditional sale, deferred purchase, credit sale, hire purchase and like agreements under which the Vendor holds equipment or other items used exclusively in, or otherwise relating exclusively to, the Business at the Completion Date which are listed in Schedule 8 and the leases detailed in the Vehicles List;



          "the Licence" means an exclusive perpetual royalty free licence for the United Kingdom only in agreed form to be granted on Completion by the Vendor and LK Global Healthcare Systems (UK) Limited to the Purchaser in respect of the Excluded Products including software embedded therein provided under Third Party Licences;

          "London Stock Exchange" means London Stock Exchange Limited;

          "the Management Accounts" means the unaudited internal management accounts of the Vendor in respect of the Business for the period commencing on I* January 2000 and ending on 31" July 2000;

          "Nominated Account" means the bank account numbered 40486655 in the name of the Vendor's Solicitors at the Hanover Square branch of Barclays Bank PLC at 8/9 Hanover Square, London, Wl, sort code 20-36-47;

          "Prepayments" means the prepayments and deposits made to the Vendor in relation to the Business prior to the Completion Date, the benefit of which shall remain with the Vendor and the responsibility and liability for the carrying out of services or supplying goods in relation to the matters in respect of which the Prepayments and deposits have been made shall pass to the Purchaser, such responsibility and liability being hereinafter referred to as the "Prepayment Liabilities";

          "Property" means the leasehold premises of the Vendor details of which are set out in Schedule 6;

          "Relevant Claim" means any claim by the Purchaser for a breach of any of the Warranties;

          "Retained Records" means:

               (a) all such Business Records as are referred to in section 49(l)(b) VATA and arc kept by the Vendor in relation to the Business;

               (b)  Statutory Records; and

               (c) all other books and records of the Vendor not relating exclusively to the Business;

          "Sale" means the sale and purchase referred to in clause 2.1;

          "Statutory Records" means all Records in relation to the Business as are required by any enactment to be kept by the Vendor and retamed in its possession;

          "Stock" means all items of stock of computer equipment materials and components held for re-sale or as spares by the Vendor as at Completion for the purposes of the Business details of which are contained in the Disclosure Letter,

          "Subsidiary" means a subsidiary (as defined by sections 736 and 736A CA 1985) or a subsidiary undertaking (as defined by section 258 CA
          1985);



          "Third Party Licences" means the licences obtained from third parties in respect of software used in connection with the Business including third party software incorporated into the Excluded Products;

          "Taxation" means any liability to any form of taxation, whenever created or imposed and whether of the United Kingdom or elsewhere (and without limitation includes income tax, PAYE, corporation tax, advance corporation tax, capital gains tax, capital transfer tax, insurance premium tax, stamp duty, stamp duty reserve tax, landfill tax, VAT, withholding tax, rates. Customs and Excise duties. National Insurance contributions. Social Security and other similar liabilities or contributions) and all charges, surcharges, fines, interest and/or penalties related to or arising in respect of them but excluding stamp duty payable in relation to this Agreement or the documents to be executed by the Vendor pursuant hereto, the responsibility for the payment or discharge of which shall be that of the Purchaser,

          "Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 1981 as amended by the Trade Union Reform and Employment Rights Act 1993 and the Collective Redundancies and Transfer of Undertakings (Protection of Employment) (Amendment) Regulations 1995;

          "VAT" means Value Added Tax as provided in VATA;

          "VATA" means the Value Added Tax Act 1994;

          "Vehicles List" means the list of vehicles used by employees of the Business, in the agreed form;

          "Vendor's Solicitors" means Joelson Wilson & Co of 70 New Cavendish Street, London,WIG8AT;

          "Warranties"  means the warranties  referred to in clause 12.1 and set
          out  in  Schedule  3  and  the  term   Warranty   shall  be  construed
          accordingly.

1.2  In this Agreement, unless the context otherwise requires:

     (a) a document expressed to be "in the agreed form" means a document in a form which has been agreed by the Vendor and the Purchaser (or in the case of the Lease by the Landlord mentioned therein) contemporaneously with or before the execution of this Agreement and which has, for the purposes of identification, been signed or initialed by them or on their behalf;

     (b) references to a. clause or schedule are to a clause of, or a schedule to, this Agreement; references to this Agreement include its schedules and references in a schedule or part or section of a schedule to a paragraph are to a paragraph of that schedule or a paragraph in a part or section of that schedule;

     (c) references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as altered from time to time in accordance with the terms of this Agreement or, as the case may be, with the agreement of the relevant parties;

     (d) words importing the singular include the plural and vice versa; words importing a gender include every gender and references to persons include corporations;

     (e) the contents table and the descriptive headings to clauses, schedules and paragraphs are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement; and

     (f) the words and phrases "other", "including" and "in particular" shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible.

1.3 In this Agreement, unless the context otherwise requires, references to any enactment shall be construed as including a reference to:

     (a) any enactment which that enactment has directly or indirectly replaced (whether with or without modification); and

     (b) that enactment as re-enacted, replaced or modified from time to time, whether before, on or after the date of this Agreement;

     PROVIDED ALWAYS that any liability of the Vendor hereunder shall not thereby be extended or increased.

1.4 Where, under any provision of this Agreement, any party shall be allowed by another to inspect any document or record, it or its authorised representatives and agents (including its professional advisers) shall be permitted at its own expense to inspect and take or make copies of or extracts from that document or record (whether by photographic means or otherwise) and, for such purposes, to have reasonable access to the premises of that other where such document or record is located at all reasonable times during normal office hours on such prior notice to the other as may be prescribed in that provision or, if no period of notice is so prescribed, on such prior notice as is reasonable in the circumstances.

2. Agreement for Sale

2.1 Subject to the terms and conditions of this Agreement, the Vendor shall sell (or procure the sale thereof) and the Purchaser shall purchase the Assets and the Business as a going concern for the consideration specified in clause?.

2.2  The Excluded Assets are excluded from the Sale.

2.3 The Vendor shall sell (or procure the sale of) the Assets (subject to clause 4.2 in the case of the Continuing Contracts) free from all Encumbrances and with full title guarantee.

2.4 The Business and the Assets shall be deemed to be sold with effect from the Completion Date and risk in respect of the Business and the Assets shall pass to the Purchaser on the Completion Date.

2.5 Title to and beneficial ownership of those of the Assets which are capable of transfer by delivery shall pass on their delivery and such delivery shall be deemed to take place on possession of them being given to the Purchaser by the Vendor on the Completion Date in accordance with clause 8.1(a)(ii). Title to and beneficial ownership of all other Assets shall pass on the Completion Date.

2.6 The Sale is in respect of all of the Assets and the Vendor shall not be required to sell and the Purchaser shall not be required to purchase part or some only of them.

3.   Debtors and Creditors

3.1 The Vendor and the Purchaser agree that the Debtors shall be assigned to the Purchaser on and with effect from the Completion Date in consideration of the sum referred to as the consideration therefor in column (2) of
     Schedule 1.

3.2 If the Vendor receives any payment in respect of any of the Debtors after Completion, the Vendor shall notify the Purchaser of the amount so received and shall account to the Purchaser for any such amounts on a monthly basis.

3.3 With effect from the Completion Date, the Vendor shall pay or discharge all of the Creditors in accordance with the Vendors normal policy and the Purchaser shall be responsible for paying or discharging the Accrued Liabilities.

3.4 In the event that the Vendor shall, after the Completion Date, pay or discharge any of the Accrued Liabilities due to be paid or discharged by the Purchaser under clause 3.3 (whether in whole or in part and whether directly or by virtue of any right of return, set-off or counterclaim exercised or claimed by any person in respect of sums otherwise payable to the Vendor or any member of its Group or otherwise howsoever), the Purchaser shall forthwith upon demand by the Vendor, pay or procure the payment to the Vendor in cleared funds of a sum equal to the amount of the Accrued Liabilities so paid or discharged.

3.5 The Purchaser shall indemnify and keep indemnified the Vendor against any liability arising from any claims, actions or proceedings brought against, or costs and expenses incurred by the Vendor in relation to the Accrued Liabilities due to be paid or discharged by the Purchaser under clause 3.3 or otherwise arising by virtue of any breach by the Purchaser of its obligations under clauses 3.3 or 3.4.

3.6 For the avoidance of doubt the benefit of the Deferred Income and the Prepayments shall remain with the Vendor.

4.   Continuing Contracts

4.1 Subject to clause 4.2, this Agreement shall operate as an assignment, with effect from the Completion Date, of the benefit and burden of the Continuing Contracts, by the Vendor to the Purchaser.

4.2 If any Continuing Contract contains a prohibition on its assignment or requires the consent of any other party or the satisfaction of any requirement or condition for its assignment or novation, this Agreement shall not operate so .as to transfer the benefit of any such Continuing Contract or any rights thereunder and in that event:

     (a) each of the Vendor and the Purchaser shall, if the other reasonably requires and with the co-operation of the other, use its reasonable endeavors at its own cost to obtain the relevant consent or to satisfy any such requirement or condition as soon as reasonably practicable after the Completion Date and shall enter into and shall (subject to obtaining the relevant consent or satisfying the requirement or condition as aforesaid) use its reasonable endeavors to procure that any other party to such Continuing Contract shall enter into any assignment or novation or similar agreements regarding that Continuing Contract in terms reasonably satisfactory to each of the parties in order effectively to substitute the Purchaser with effect from the Completion Date in place of the Vendor as a party to any such Continuing Contract;

     (b) until any Continuing Contract is assigned fo or assumed by the Purchaser or in the event that any Continuing Contract is incapable of being assigned (under clause 4.2(c)):

          (i) the Vendor shall (unless prohibited by the relevant Continuing Contract) hold that Continuing Contract or its relevant interest therein from the period after the Completion Date on trust for the Purchaser absolutely and the Purchaser shall (unless prohibited by the relevant Continuing Contract), without cost to the Vendor, perform all the obligations and exercise all the rights of the Vendor under it as subcontractor; and

          (ii) the Purchaser shall, subject to the Purchaser obtaining the benefit of such Continuing Contract or such interest therein under clause 4.2(b)(I) above, reimburse to the Vendor any reasonable costs and expenses or any payment required to be made by the Vendor in each case arising as a result of complying with clause 4.2(b)(I) in respect of the period after the Completion Date;

     (c) if (the Vendor and Purchaser having used their respective reasonable endeavors in this regard) the consent of any third party to the assignment of any Continuing Contract is not obtained or an appropriate novation agreement is not executed within twelve months after the Completion Date (or such longer period as the parties may agree) in respect of any Continuing Contract, and the Vendor has been unable to give the Purchaser or to provide that the Purchaser continues to have the benefit of such Continuing Contract before the expiry of the said period of twelve months, whether in accordance with this clause 4.2 or otherwise, the Vendor and the Purchaser will make such other arrangements between themselves as may be permissible to implement so far as possible the effect of the transfer of the benefit and burden of such Continuing Contract to the Purchaser, but if such other arrangements arc unable to be implemented, that Continuing Contract shall be deemed to have been excluded from the Sale and the Purchaser shall indemnify and keep the Vendor fully indemnified against all costs, demands, expenses and other liabilities, in excess of any benefit (if any) accruing to the Vendor, arising out of the Vendor either:

          (i)  terminating   such  Continuing   Contract,   whether  or  not  in
               accordance with its terms; or

          (ii) the Vendor continuing to discharge its obligations under such Continuing Contract until its expiry whether through effluxion of time or otherwise.

4.3 As from the Completion Date, the Purchaser shall assume and discharge all of the liabilities and obligations of the Vendor under the Continuing Contracts (including any Continuing Contract referred to in clause 4.2) and hereby undertakes to indemnify the Vendor and keep the Vendor indemnified in respect of:

     (a) any and all obligations and liabilities of the Vendor so assumed by the Purchaser in relation to the Continuing Contracts;

     (b) (for the avoidance of doubt) any obligation, cost, expense or other liability whatsoever (except as aforesaid) arising from any failure by the Purchaser duly to perform the Continuing Contracts in accordance with their terms after Completion, or arising from the termination of any Continuing Contract after Completion; and

     (c) any and all liabilities and obligations arising from the carrying on of the Business after Completion. .

4.4 For the avoidance of doubt, no warranty is given by the Vendor as to whether any Continuing Contract is capable of being assigned or novated, and, without prejudice to any other provision of this Agreement, if any Continuing Contract shall not be capable of being assigned or novated, this shall not be a ground or grounds for the Purchaser rescinding or avoiding any or all of the provisions hereof.

5.   Company cars

5.1 Subject to the consent where necessary of the other parties the Purchaser shall assume the obligations of and become entitled to the benefits of the Vendor under the Leasing Agreements relating to the Vehicles With effect from Completion.

5.2 The risk in or in respect of the Vehicles shall pass to the Purchaser on Completion

5.3 The Vendor and the Purchaser shall do all things reasonably required of them to give effect to the arrangements described in this clause, including, if necessary, entering into assignments and re-assignments in relation to the contracts of hire or hire-purchase applicable to the relevant Vehicles.

6.   Employees

6.1  The parties hereto acknowledge and agree:

     (a) that the Transfer Regulations apply to the Sale and that the transfer of the Business effected by the Sale is a "relevant transfer" within the meaning of those regulations; and

     (b) that, in accordance with the Transfer Regulations, regulations 5 and 7 of the Transfer Regulations shall apply and:

          (i) the contracts of employment between the Vendor and the Employees (save insofar as such contracts relate to any occupational pension scheme) will have effect after the Completion Date (which is agreed to be the time of the relevant transfer) as if originally made between the Purchaser and each of the Employees; and

          (ii) on Completion, all of the Vendor's rights, powers, duties and liabilities under or in connection with each such contract will be transferred to the Purchaser; and

          (iii)anything done before Completion by or in relation to the Vendor in respect of each such contract or any Employee will be deemed to have been done by or in relation to the Purchaser.

6.2

     (a) The Vendor hereby undertakes to indemnify the Purchaser and to keep the Purchaser indemnified from and against all losses, costs, claims, expenses, penalties, demands and liabilities arising out of any act or omission of the Vendor in connection with the employment of the Employees before the Completion Date but excluding for the avoidance of doubt any failure to comply with regulation 10 of the Transfer Regulations and any claim arising directly or indirectly from any act or omission by the Purchaser in relation to the Employees prior to the Completion Date and subject always to the provisionsofclause6.2(c)below.

     (b) The Purchaser hereby undertakes to indemnify the Vendor and to keep the Vendor indemnified from and against all losses, costs, claims, expenses, penalties, demands and all other liabilities arising out of or in connection with the employment of the dismissal or constructive dismissal of, and any act or omission in relation to, any of the Employees by the Purchaser in respect of the period after the Completion Date in relation to any of the Employees, including, but not limited to any such liability which arises because an Employee's period of continuous employment with the Purchaser is deemed to include his previous employment with the Vendor and any previous employer, and any claims by an Employee in consequence of this Agreement having been entered into.

     (c) The indemnity referred to in clause 6.2(b) above shall include, without limitation, an obligation on the Purchaser to indemnify the Vendor against all liabilities arising out of the failure to comply with regulation 10 of the Transfer Regulations as it applies to any transfers in consequence of this Agreement having been entered into and in particular any failure to consult with any of the Employees pursuant to the Transfer Regulations.

6.3 The Purchaser confirms to the Vendor that it has prior to the date hereof provided the Vendor with all information required pursuant to the Transfer Regulations to be so provided to enable the

     Vendor to comply with its obligations thereunder, and the Purchaser further confirms and undertakes to the Vendor that all such information is complete and accurate.

6.4 In the event that any of the Employees or other person brings a claim against the Vendor or the Purchaser arising out of or in connection with this Agreement and/or the subject matter hereof, the Vendor and the Purchaser shall at their own respective expense give to the other as soon as practicable after any request therefor all cooperation, assistance and information which may be reasonably relevant to the claim.

7.   Consideration

7.1 The consideration for the sale of the Business and the Assets shall be the payment by the Purchaser to the Vendor on Completion of the sum of (pound)2,250,000, together with the assumption by the Purchaser of the Accrued Liabilities (in accordance with clauses 3.3,3.4 and 3.5 above).

7.2 The consideration referred to in sub-clause 7.1 is calculated on the basis that as at the 31" July 2000 the Net Liabilities figure shown in the Statement of Net Assets to be Acquired by Torex Health Limited (the
     Statement) contained in the Management Accounts is no greater than u200,000. As a separate warranty to the Warranties the Vendor warrants that the values attributed in the Statement represent true values assessed in accordance with generally accepted accounting principles within the United Kingdom.

8.   Completion

8.1 Completion shall take place at the Property or such other place as the parties may agree on the Completion Date when all (but not part only, unless the parties shall so agree) of the following business shall be transacted:

     (a)  The Vendor shall:

          (i)  deliver to the Purchaser evidence reasonably  satisfactory to the
               Purchaser   that  the  Assets   have  been   released   from  any
               Encumbrances;

          (ii) give physical possession to the Purchaser at their normal locations of such of the Assets as are transferable by delivery;

          (iii)make available to the Purchaser at their normal locations all documents of title or other records establishing title to the Assets (if any);

          (iv) make  available to the  Purchaser at their normal  locations  the
               originals  of  all   documents   in  the   Vendor's   possession,
               constituting or of employment;

          (v) make available to the Purchaser at their normal location the Business Records;

          (vi) deliver to the Purchaser duly executed originals of the Goodwill Assignment, the Debtors Assignment and the Licence (including the source codes and copies of all relevant technical and other documents in respect of the Excluded Products as set out in the Schedule to the Licence); and

          (vii)deliver to the Purchaser evidence of title to the Assets including duly executed deed of assignment from LK Global Healthcare Systems Limited to the Vendor pursuant to the reorganization of the Vendor's group completed on 31 December 1999 together with a copy of an executed Statutory Declaration, and confirmation that such declaration has been lodged at the appropriate Stamp Office for adjudication.

     (b)  The Lease will be completed

     (c) The Purchaser shall pay the sum of(pound)2,250,000 by telegraphic transfer for same day value to the Nominated Account

     (d) The Purchaser shall deliver to the Vendor duly executed counterparts of the Goodwill Assignment, the Debtors Assignment and the Licence.

9.   Post-Completion matters

9.1  Forthwith following Completion:

     (a) the Vendor shall wholly discontinue carrying on the Business in the United Kingdom (it being understood that the Vendor and/or any member of its group shall be at liberty to carry on the Business elsewhere); and

     (b) the Purchaser shall, at its expense, send to the Employees the suppliers and customers of the Business letters in a form agreed with the Vendor (provided that such letters do not contain any comments prejudicial or harmful to the Business or reputation of the Vendor) informing them of the transfer of the Business.

9.2 For a period of twelve months following the Completion Date, the Vendor shall, as soon as reasonably practicable following receipt, forward to the Purchaser any notices, correspondence, information or enquiries which relate to the Business in the United Kingdom or the Assets, save for any such items which relate to accounting or taxation matters.

10.  Records

10.1 The Vendor shall for a period of 6 years after the Completion Date, have access to such of the Business Records as may reasonably be required by it or by its professional advisers for accounting purposes, audits, the preparation of taxation returns and otherwise in connection with Taxation. The Purchaser shall retain all of the Business Records for not less than 6 years after the Completion Date, after which the Purchaser may dispose of them as it thinks fit. The Purchaser shall give to the Vendor such assistance as the Vendor shall reasonably require for the purpose of preparing the annual accounts of the Vendor for the accounting reference period during which the Completion Date occurs.

10.2 The Purchaser shall not destroy such of the Business Records as are required to be kept pursuant to statute until the expiry of the period prescribed by statute.

10.3 The Purchaser shall for a period of 6 years after the Completion Date have access to such of the Retained Records as may reasonably be required by the Purchaser for the operation of the Business, but to the extent only that such Retained Records relate exclusively to the Business as carried on by the Vendor prior to the Completion Date. The Vendor shall retain the Retained Records for not less than 6 years after the Completion Date. The Vendor shall give to the Purchaser such assistance as the Purchaser shall reasonably require for the purpose of preparing the opening balance sheet of the Purchaser for the accounting reference period during which the Completion Date occurs.

11.  Value Added Tax

11.1 All payments to be made pursuant to this Agreement shall (save where otherwise specifically stated) be taken to be exclusive of VAT (if applicable) and any VAT chargeable in respect of the matters giving rise to such payments shall be added to the amount of, and paid in addition to, them.

11.2 The Vendor and the Purchaser:

     (a) acknowledge and agree that the Sale represents the transfer of a business as a going concern;

     (b) consider that section 49(1) VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995 apply, and intend that they should apply, to the Sale; and (c) shall use all reasonable endeavors to secure that, in consequence, the Sale is treated as neither a supply of goods nor a supply of services for the purposes of VAT.

11.3 Accordingly, the Purchaser warrants to the Vendor that:

     (a) the Purchaser intends, with effect from Completion, to use the Assets in carrying on (whether or not as part of its existing business) the same kind of business as the Business; and

     (b) the Purchaser is, at the date hereof, a taxable person for VAT purposes and duly registered for such purposes under VATA.

11.4 If, notwithstanding clause 11.2 and clause 11.3, Customs rule that the Sale (or any part of it) does not fall within section 49(1) VATA and Article 5 of the Value Added Tax (Special Provisions) Order 1995 and that VAT is chargeable on the Sale (or that part of it), the Purchaser shall, subject to production and delivery by the Vendor to the Purchaser of an appropriate VAT invoice, within 10 business days following such delivery, pay to the Vendor the amount of such VAT together with any interest, fine or penalty levied by Customs, by transferring such sum to the Nominated Account.

11.5 All VAT payable in respect of goods and services supplied or deemed to be supplied by the Vendor in connection with the Business prior to the Completion Date shall be paid to Customs by the Vendor, and the Vendor shall be entitled to receive and to retain for its own benefit all reimbursement or credit from Customs for VAT borne by the Vendor on goods and services supplied to the Vendor prior to the Completion Date and any payments received in respect of VAT overpaid to Customs prior thereto.

12.  Warranties

12.1 Subject to clause 12.2, in consideration of the Purchaser entering into this Agreement, the Vendor hereby warrants to the Purchaser that as at the date hereof the Warranties contained in Schedule 3 are true and accurate in all respects. The Vendor undertakes that it will not, between the date hereof and Completion, voluntarily do or omit to do anything which will result in any of the Warranties being breached prior to Completion and will notify the Purchaser immediately if any circumstances arise which have caused or are likely to cause the Warranties to be breached prior to Completion.

12.2 Each of the statements in Schedules is qualified by, and is subject to, those matters fairly disclosed in the Disclosure Letter.

12.3 The Warranties shall not in any respect be extinguished by Completion.

12.4 The Purchaser shall have no claim under this Agreement for damages or compensation in respect of any event, matter or circumstance constituting or giving rise to a Relevant Claim or other breach by the Vendor hereunder to the extent that the Purchaser had actual knowledge prior to .the date of this Agreement. The Purchaser further confirms to the. Vendor that save as may have been disclosed to the Vendor in writing at the date of this Agreement it is not aware of any breach of any of the Warranties.

12.5 A breach by the Vendor of any of the terms of this Agreement (including the Warranties) shall give rise only to an action by the Purchaser for damages and costs and shall not entitle the Purchaser to rescind or repudiate this Agreement.

12.6 The provisions of Schedule 4 shall operate so as to limit, qualify or exclude the liability of the Vendor in connection with any Relevant Claim.

12.7 Where any Warranty is qualified by the expression "so far as the Vendor is aware" or any similar expression, the awareness referred to shall mean the actual awareness of Mike Preston, David Meek and Dennis Badman and such qualification shall also assume that the said individuals have made careful enquiry, in the circumstances of this transaction, as to the facts and circumstances relevant to such statement to ensure that such Warranties are true and accurate.

13.  Indemnities

13.1 The Vendor undertakes to indemnify the Purchaser and keep the Purchaser indemnified in respect of claims by any of the Employees against the Purchaser and in respect of liabilities actually incurred by the Purchaser in relation to the non-provision by the Vendor to the Employees of benefits to which they were contractually entitled up to the Completion Date including without limitation membership of the income protection scheme, private health insurance and the group life assurance scheme; and

13.2 The Vendor undertakes to the Purchaser to procure the AremisSoft Corporation Stock Option Plan Rules to be changed in such manner as shall ensure that the rights of the employees thereunder shall be unaffected by the transfer of the Business to the Purchaser, to the extent that they shall have the same rights thereunder as though they had remained as employees of the Vendor including the right to exercise any vested options for a period of at least 3 months from the date of termination of contracts of employment and the Vendor shall indemnify the Purchaser against any losses, costs and other liabilities arising out of any breach of this undertaking save in respect of any such losses, costs and liabilities arising out of any such employees who have been dismissed or have deemed to have been dismissed by the Purchaser claiming damages on the basis that the benefit of the right to participate in unvested options has been lost by virtue of such dismissal.

13.3 If the Purchaser becomes aware of any matter which constitutes or would or might give rise to a claim under clauses 13.1 or 13.2:

     (a) the Purchaser shall as soon as practicable give notice to the Vendor of die matter and shall consult with the Vendor with respect to the matter, and will promptly forward to the Vendor all communications and correspondence in respect thereof;

     (b) the Purchaser shall provide to the Vendor and its advisers reasonable access to premises and personnel and to relevant documents and records within the power or control of the Purchaser for the purposes of investigating the matter and enabling the Vendor to take the action referred to in sub-clause 13.3(d)(I);

     (c) the Vendor (at its cost) may take copies of the documents or records referred to in sub clause 13.3(b);

     (d)  the Purchaser shall;

          (i) take any action and institute any proceedings and give any information and assistance, as the Vendor may reasonably request to dispute, resist, appeal, compromise, defend remedy or mitigate the matter or enforce against a person the rights of the Purchaser in relation to the matter;

          (ii) in connection with proceedings related to the matter use advisers nominated by the Vendor and, if the Vendor .requests allow and delegate to the Vendor the full conduct of the proceedings.

               And in each case on the basis that (I) the Vendor shall indemnify the Purchaser for all reasonable costs incurred as a result of a request or nomination of the Vendor and (ii) the Purchaser may refuse to comply with the provisions of this sub-clause if it can reasonably demonstrate that to take the actions in question would have a materially detrimental effect on the operation of the Business.

13.4 The Purchaser shall not admit liability in respect of, or compromise or settle, the matter without the prior written consent of the Vendor or without a declaration of the appropriate court permitting such admission, compromise or settlement.

13.5 Nothing in this clause 13 restricts or limits the Purchaser's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a claim under this clause 13.

13.6 The provisions of this clause 13 shall not be affected by the limitation of liability provisions of schedule 4 any other matters referred to in this Agreement which would limit or avoid liability on the part of the Vendor, save that the total liability of the Vendor under sub-clauses 13.1 and 13.2 shall not exceed in aggregate (pound)1.5m.

14.  Apportionments

14.1 All periodical charges and other outgoings of the Business (including but not limited to rates, gas, electricity, water and telephone charges and all liabilities in relation to salaries, national insurance and pension contributions and other payments to or in respect of the Employees but excluding the Deferred Income, the Prepayments and the Accrued Liabilities which will be dealt with as herein specifically provided) shall be apportioned so that such part of the relevant charges and outgoings relating to the Assets or the Employees and which is attributable to or arises by reference to any period ending on or before the Completion Date shall be borne by the Vendor, and such part of the relevant charges and outgoings relating to the Assets or the Employees and which is attributable to or arises by reference to the period commencing immediately following the Completion Date shall be borne by the Purchaser. . The Parties shall account in respect of apportionments pursuant to this clause from time to time as appropriate following Completion.

14.2 If any dispute or disagreement arises between the Vendor and the Purchaser in relation to the provisions of this clause 14 and/or any apportionments to be made hereunder, which cannot be resolved between them within 7 days of the same arising.

     (hereinafter referred to as a "Dispute"), the following provisions shall apply:

          (i) either the Vendor or the Purchaser may require that the Dispute be referred to the decision of the Independent Accountant;

          (ii) all of the costs of the Independent Accountant shall be shared equally by the Vendor and the Purchaser unless the Independent Accountant decides otherwise;

          (iii)the Vendor and the Purchaser shall each procure that the Independent Accountant is afforded all facilities and access to personnel, premises, papers, accounts, records and such other documents as may reasonably be required by him in order to reach his decision;


          (iv) the Vendor and the Purchaser and/or their professional advisers shall each be entitled to make one or more written submission to the Independent Accountant in relation to any Dispute referred to him, provided that a copy of any such submission shall be supplied simultaneously to the other party; and

          (v) the Vendor and the Purchaser shall each use all reasonable endeavors to procure that the Independent Accountant issues his determination within 30 business days of the initial reference to him under this clause 13 and shall accordingly cooperate with the Independent Accountant and with each other in agreeing and complying with any procedural requirements and any timetable suggested by the Independent Accountant or, if reasonable, by the other party.

15.  Restrictive covenants

15.1 The Vendor undertakes to and covenants with the Purchaser that it will not, and that it will procure that no member of the Vendor's Group will, for a period of 2 years after the date hereof, directly or indirectly:

     (a) In the United Kingdom approach, canvass or solicit, in competition with the Business, the custom of any person who, at any time during the period of 24 months preceding the Completion Date, has been a customer of the Vendor in connection with the Business;

     (b) approach, canvass or solicit the employment of any of the Employees save by means of advertisements placed in newspapers;

     (c) be engaged, concerned or interested in any business which competes with the Business as carried on at the Completion Date in the United Kingdom or in the Republic of Ireland or in the Netherlands;

     (d) disclose to any person any confidential information concerning the Business save for confidential information which relates to the Business and to other businesses carried on by the Vendor or another member of the Vendors Group;

     (e) in the course of carrying on any trade or business, claim, represent or otherwise indicate ongoing ownership or management of the Business or any continuing association therewith;

     (f) knowingly do or say anything which would discredit the name or goodwill of the Purchaser in relation to the Business.

15.2 The Vendor agrees with the Purchaser that the restrictions contained in this clause arc reasonable and necessary for the protection of the value of the Assets and the Business and do not work harshly on it.

15.3 The duration extent and application of each of the restrictions contained in clause 15.1 above are considered to be reasonable by the parties but in the event that any such restriction shall be found to be void but would be valid if some part thereof were deleted or the period or area of application reduced such restriction shall apply with such deletion as may be necessary to make it valid and effective and shall be enforced to the extent permitted by law.

15.4 The Purchaser hereby undertakes to the Vendor that as from Completion it shall not use the names "AremisSoft" or "LK Global" for the carrying on of the Business and shall not hold the Business out as being carried on by the Vendor or by a member of the Vendor's Group after Completion.

16.  Continuing effects of this Agreement

16.1 Save as expressly otherwise provided, all provisions of this Agreement (including the Warranties) shall, so far as they are capable of being performed or observed, continue in full force and effect after and notwithstanding Completion except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the rights of the Vendor or the Purchaser in relation to this Agreement.

17.  Further assurance

17.1 Subject to the provisions of Schedule 6 relating to the Property, the Vendor shall take all reasonably necessary steps to ensure that the Purchaser obtains the full benefit of the Business and Assets and shall execute such documents and take such other steps as the Purchaser may reasonably require to carry out the terms of this Agreement and fully and effectively to vest in the Purchaser all its interest and rights in the Assets and to assure to the Purchaser the rights hereby agreed to be granted.

17.2 The Vendor shall if so requested by the Purchaser assign to the Purchaser such manufacturer's guarantees and warranties relating to the Equipment or the Stock as may be in force at Completion insofar as the same are capable of assignment and the benefit of all other claims against third parties relating to any of the Assets (including, without limitation, any claim for breach of warranty or representation).

18.  Announcements and Confidentiality

18.1 Save as required by the London Stock Exchange or NASDAQ or by any relevant national or supra-national regulatory, governmental or quasi-governmental authority, all disclosures and announcements by or on behalf of any of the parties and relating to the Sale shall be in terms to be agreed between the Vendor and Purchaser in advance.

18.2 Subject to Clause 18.3 neither party shall without the consent of the other communicate publish or otherwise disseminate details or particulars
     (whether in whole or in part) of the transaction effected or contemplated hereunder save as may be required:

     (a) by law or any statutory regulation or order having the force of law or any rule or directive of any stock exchange; or

     (b) for the purpose of any proceedings in court or any tribunal of fact or law; or

     (c) by order requestor regulation or any person or body or authority with whose order or requests the party in question is obliged to comply; or

     (d)  by the auditors of the party in question;

     (e)  for the purpose of preparing statutory accounts.

     PROVIDED THAT any such information disclosed pursuant to the above paragraphs shall be disclosed after consultation insofar as practicable with the other party.

18.3 Nothing contained in Clause 18.2 shall prevent either of the parties from disclosing details of this Agreement to their respective professional advisers or bankers on a confidential basis or disclosing in any manner details which are in the public domain other than as a consequence of a breach by the Vendor or the Purchaser of its obligations under this Agreement

19.  Releases, waivers, etc

19.1 Any party may, in its discretion, in whole or in part release, compound or compromise, or waive its rights or grant time or indulgence in respect of any liability to it under this Agreement.

19.2 Subject to clause 19.3, neither the single or partial exercise or temporary or partial waiver by either party of any right, nor the failure by either party to exercise in whole or in part any right or to insist on the strict performance of any provision of this Agreement, nor the discontinuance, abandonment or adverse determination of any proceedings taken by either party to enforce any right or any such provision shall (except for the period or to the extent covered by any such temporary or partial waiver) operate as a waiver of, or preclude or restrict any exercise or enforcement or (as the case may be) further or other exercise or enforcement by that party of, that or any other right or provision.

19.3 Clause 19-2 is without prejudice to clause 12.3 and all references in clause 19.2:

     (a) to any right, shall include any power, right or remedy conferred by this Agreement on, or provided by law or otherwise available to, the parties; and

     (b)  to any failure to do something, shall include any delay in doing it.

19.4 The giving by a party of any consent to any act which by the terms of this Agreement requires such consent shall not prejudice the right of that party to withhold or give consent to the doing of any similar act.

20.  Notices

20.1 Except as otherwise provided in this Agreement, every notice under this Agreement shall be in writing and shall be deemed to be duly given if it (or the envelope containing it) identifies the party to whom it is intended to be given as the addressee and:

     (a) it is delivered by being handed personally to any one of its directors or its secretary; or

     (b) it is delivered by being left in a letter box or other appropriate place for the receipt of letters at the addressee's registered office for the time being; or

     (c) the envelope containing the notice is properly addressed to the addressee at its registered office and duly posted by the recorded delivery service,

     and, in proving the giving or service of such notice, it shall be conclusive evidence that the notice was duly given within the meaning of this clause 20.

20.2 A notice sent by post (or the envelope containing it) shall not be deemed to be duly posted for the purposes of clause 20.1 (c) unless it is put into the post properly stamped or with all postal or other charges in respect of it otherwise prepaid.

20.3 Any notice duly given within the meaning of clause 20.1 shall be deemed to have been both given and received:

     (a) if it is delivered in accordance with clause 20.1(a) or 20.1(b), on such delivery;

     (b) if it is duly posted in accordance with clause 20.1 (c) on the second business day after the day of posting.

20.4 For the purposes of this clause 209, "notice" shall include any request, demand, instructions or other document

20.5 Copies of all notices to the Vendor shall, at the same time, be sent by the Purchaser to the Vendor's Solicitors, for the attention of S A Cordell.

21.  Entire agreement

21.1 This Agreement (together with all documents which are required by its terras to be entered into by the parties or any of them and all other documents which are in the agreed form and are entered into by the parties or any of them in connection with this Agreement) sets out the entire agreement and understanding between the parties or any of them in connection with the Business and the sale and purchase and other transactions described in it

21.2 Each party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representations, warranties, covenants, indemnities or undertakings of any other party, or any terms or conditions (including any implied by statute or common law), except as expressly stated or referred to in this Agreement

22.  Alterations

22.1 No purported alteration of this Agreement (or of any document in the agreed form) shall be effective unless it is in writing, refers specifically to this Agreement and is duly executed by all parties hereto.

23.  Counterparts

23.1 This Agreement may be entered into in the form of two counterparts each executed by one or more of the parties and, provided that all parties so enter into the Agreement, each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument

24.  Costs

24.1 Each party shall be responsible for and shall bear and pay its respective professional fees and legal and other costs and expenses incurred in relation to the negotiations leading to the Sale, and the preparation, signing, completion and carrying into effect of this Agreement and all other documents referred to in it

24.2 The Purchaser shall pay any stamp duties payable in respect of this Agreement or any other document entered into or executed in connection herewith or pursuant hereto.

25.  Successors and assigns

25.1 None of the rights or obligations of any party hereto under this Agreement may be assigned, novated, transferred, charged or otherwise dealt with (whether in whole or in part) to or in favour of any third parties without the prior written consent of the other parties hereto.

26.  Applicable law and jurisdiction

26.1 This Agreement shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts in connection with any dispute arising hereunder.

AS WITNESS the hands of duly authorized representatives of the Vendor and of the Purchaser the day and year first above written.

                                   Schedule 1

               The Assets, and the Licence and apportionments of
                         the consideration to such items
               -------------------------------------------------


(1)  Assets                         (2)  Value Attributed ((pound))

 1   The Goodwill                        1,581,096.00

 2   The Equipment                       122,049.00

 3   The Stock                           92,462.00

 4   The Debtors                         497,889

 5   The Contracts                       1.00

 6   The Business Records                1.00

 7   The Licence                         1.00

 8   The Accrued Liabilities            (43,499.00)
                                         ----------
                                        (pound)2,250,000

                                   Schedule 2

                                 Excluded Assets
                                 ---------------


1    The Retained Records

2    The Business Names

3    The Cash

4    The Deferred Income

5    The Prepayments

6    The Excluded Products

7    All documentation owned by the Vendor in relation to the Excluded Products

8    Any insurance prepayments

9 Any right to use or continue to use after Completion any trade or service name or mark of the Vendor

                                   Schedule 3

                                   Warranties
                                   ----------

1.   The Vendor

1.1 The Vendor has all the requisite power and authority to enter into, deliver and perform this Agreement and all other documentation to which it is a party relating to the sale of the Business and Assets effected hereby.

1.2 The execution and delivery of, and the performance by the Vendor of its obligations under, this Agreement and the other documents which are to be executed by the Vendor at Completion will not contravene or result in a breach of any provision of the Memorandum or Articles of Association of the Vendor, or otherwise be ultra vires.

1.3  No:

     (a) voluntary arrangement under section I of the Insolvency Act 1986 or scheme of arrangement under section 425 CA 1985 has been proposed in respect of the vendor,

     (b) receiver, receiver and manager or administrative receiver has been appointed in respect of the Vendor,

     (c) administration order has been made or petition for such an order presented in respect of the Vendor;

     (d) resolution has been passed (or meeting convened at which such a resolution will be proposed), or petition presented, or order made, for:

          (i)  the winding-up of the Vendor; or

          (ii) the appointment of a provisional liquidator in respect of the Vendor.

1.4 No distress or execution has been levied on, and no receiver, receiver and manager or administrator receiver has been appointed in respect of, the whole or any part of the undertaking or assets of the Vendor.

2.   Accounts and Financial Information

2.1 The accounting records of the Vendor comply with the requirements of sections 221 and 222 Companies Act 1985 and do not contain any material inaccuracy or discrepancy.

2.2 All relevant financial books and records of the Vendor required by law to be in its possession or under its direct control are in its possession or otherwise under its direct control.

2.3 The Management Accounts fairly reflect the profits, assets and liabilities in relation to the Business as at the end of the period to which they relate, it being understood that the Management Accounts have been prepared for internal purposes only.

3.   The Assets

3.1 The Assets are all the assets used by the Vendor at the date hereof in connection with the Business and are the absolute property of the Vendor free from any Encumbrance (save for normal retention of title protection) and (save for equipment and assets the subject of the Leasing Agreements) are not the subject of any hire or hire-purchase agreement or agreement for payment on deferred terms and are all in the possession of the Vendor or under its control and there are no agreements or arrangements restraining the freedom of the Vendor to transfer the Assets to the Purchaser or otherwise to use or dispose of the same as it thinks fit.

3.2 So far as the Vendor is aware all documents which in any way affect the right, tide or interest of the Vendor in or to any of the Assets and which attract stamp duty have been duly stamped within the requisite period for stamping.

3.3 The Business does not depend to any material extent upon any assets, facilities or services provided by any other member of the Vendor's Group.

3.4 No floating charge created by the Vendor affecting the Business has crystallized and so far as the Vendor is aware, there are no circumstances likely to cause any such floating charge to crystallize prior to the Completion Date.

3.5 The Vendor has not received notice from any person intimating that it will enforce any security which it may hold over any of the Assets and, so far as the Vendor is aware, there are no circumstances likely to give rise to such a notice.

3.6 All material items of computer hardware comprised in the Equipment List in the agreed form are in the possession or under the control of the Vendor.

4.   The Business

4.1 So far as the Vendor is aware, the Vendor has obtained all necessary licences and consents from any person, authority or body for the proper carrying on of the Business and, so far as the Vendor is aware, is not in breach of any of their material terms or conditions.

4.2 The Vendor has not been a party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement or any restrictive trading or other agreement or arrangement pursuant to which any part of the Business has been carried on which in any way has restricted its freedom to carry on the whole or any part of the Business or to use or exploit any of the Assets in any part of the United Kingdom in such manner as it thought fit.

4.3 So far as the Vendor is aware the Vendor is not and has not been a party in relation to the Business to any agreement practice or arrangement which in whole or in part:

     (a) contravenes or is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977;

     (b)  contravenes the provisions of Part K Fair Trading Act 1973;

     (c) would or might result in a reference of a "consumer trade practice" within the meaning of the Fair Trading Act 1973 sl3, and be liable to reference to the Consumer Protection Advisory Committee under Part H of the said Act;

     (d)  contravenes the provisions of the Trade Descriptions Acts 1968;

     (e) (so far as the Vendor is aware) contravenes any other anti-trust, antimonopoly or anti-cartel legislation in any jurisdiction in which the Vendor trades through the Business. . 4.4 The Vendor is not and has not engaged in any anti-competitive practice, as defined in the Competition Act 1998, in relation to the Business.

4.5 The Third Party Licences disclosed in the Disclosure Letter represent all the third party licences necessary for the operation of the Business and are all valid and the Vendor has or will procure the requisite rights to subsidence any rights granted under the Third Party Licences pursuant to the terms of the Licence.

4.6 The Vendor and LK Global Healthcare Systems {UK) Limited have, between them, the right and title to enter into the Licence in respect of the Excluded Products.

4.7 The Excluded Products which are the subject of the Licence are all the software programs necessary for the purposes of operating the Business.

5.   Events since the Accounts Date

5.1 The Vendor has, since the Accounts Date, carried-on the Business in the ordinary' course and without interruption, so as to maintain it as a going concern, and paid its creditors in accordance with the Vendor's normal policy.

5.2  Since the Accounts Date:

     (a) so far as the Vendor is aware no supplier of the Business has refused to supply the Business or .threatened in writing to the Vendor to do so;

     (b) the Vendor has not received notice in writing of the loss of any individual customer which, in the accounting reference period ended on the Accounts Date, represented more than one per cent of the turnover of the Business;

     (c) no management charge has been levied on the Vendor by any member of the Vendor's Group.

6.   Contracts

6.1 Accurate details .or copies of the Continuing Contracts have been disclosed to the Purchaser and there are no material agreements to which the Vendor is or has within the previous twelve months been a party which materially affect the operation at the Business which have not been disclosed to the Purchaser and which will be material to the carrying on of the Business by the Purchaser after Completion.

6.2 None of the Continuing Contracts has been entered into otherwise than in the ordinary course of the Business.

6.3 So far as the Vendor is aware no written threat or claim or default under any of the Continuing Contracts or any other agreement, instrument or arrangement to which the Vendor is a party relating to the Business or the Assets has been received by the Vendor.

6.4 The Vendor has no actual knowledge (this being deemed to be notice in writing from a third party or customer of an intention to terminate or withhold consent to an assignment) that any party to any of the Continuing Contracts whose consent or approval is required for the assignment of that contract to the Purchaser will refuse or withhold such consent or assignment

6.5 There is no material dispute known to the Vendor in relation to any Business Contract and there is no written claim of which the Vendor has notice presently outstanding that any software products supplied to customers of the Business did not meet Year 2000 Conformity as defined by the British Standards Institution in Document DISC PD2000-1.

6.6  None of the Business Contracts entered into by the Vendor:

     (a) relates to matters outside the Vendor's ordinary course of business or was entered into otherwise than on arm's length terms;

     (b) will become terminable as a result of the entry into or completion of this Agreement.

6.7 No claim has been made by any third party under any guarantee given by any member of the Vendor's Group in respect of liabilities of the Vendor.

6.8 All Business Contracts entered into by the Vendor for the supply, maintenance and support of systems to general practitioners are in the standard terms and conditions of the Vendor (copies of which are attached to the Disclosure letter) without material variation.

7.   Employees

7.1 The details regarding the Employees set out in Schedule 5 are true and accurate in all material respects.

7.2 None of the Employees has given written notice to the Vendor of termination of his employment.

7.3 So far as the Vendor is aware no written notice has been received alleging noncompliance by the Vendor with any obligation imposed on it by law or regulation relating to, or under the contract or terms and conditions of employment of, any Employee.

7.4 So far as the Vendor is aware, there are no amounts owing or promised by the Vendor to the Employees other than the current month's salary and benefits payable under their respective employment contracts.

7.5 The Vendor has not, in respect of any Employee, entered into any membership, recognition or collective agreements (whether legally binding or not) with a trade union, works council, staff association or other similar body.

7.6 All material particulars of the terms and conditions of employment of all the Employees, including without limitation profit sharing or commission or discretionary bonus arrangements, are set out in or annexed to the Disclosure Letter.

7.7 None of the Employees is involved in any industrial dispute and so far as the Vendor is aware there are no circumstances which may result in any industrial dispute involving any Employees.

7.8 The Vendor has in all material respects maintained adequate and up to date records relating to the service and terms and conditions of employment of the Employees.

7.9 All obligations under statute or otherwise concerning working time and the health and safety at work of the employees have been complied with and so far as the Vendor is aware, there are no circumstances which will give rise to a claim against the Vendor by any of the Employees in respect of any accident or injury.

7.10 There is no Profit Related Pay scheme in force in relation to the Employees which has been registered (or for which an application for registration has been made) under Chapter III of Part V of the Income and Corporation Taxes Act 1988.

8.   Pensions

8.1 Other than the pension arrangements disclosed in the Disclosure Letter the Vendor has no plans, schemes or arrangements for the provision of relevant benefits ("Relevant Benefits") (as defined in Section 612 ICTA) for any of the Employees.

8.2  The  Disclosure  Letter  -contains  a  statement  of the  amount of pension
     contributions   currently   payable  in  respect  of  each  Employee.   All
     contributions which have fallen due for payment have been paid.

9.   Business intellectual property rights

9.1 So far as the Vendor is aware but without making enquiry, the Business does not infringe any patent, registered design, design right, trade mark, copyright or other intellectual or industrial property right of any other person or give rise to a liability to pay compensation pursuant to the

     Patents Act 1977 ss40 and 41.

9.2 So far as the Vendor is aware, the Vendor has not (except in the ordinary and normal course of business) disclosed or permitted to be disclosed, or undertaken or arranged to disclose to any person other than the Purchaser, any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers relating to the Business. . 9.3 Copies of all licences and other agreements to which the Vendor is a party and which are material to the Business relating to the intellectual property rights used in the Business are contained in the Disclosure Letter.

10.  Litigation

10.1 In relation to the Business, or the Property, there are no actions or proceedings of which the Vendor has received service before or by any court, governmental department, commission, board, agency, tribunal or competent authority which involve a claim or demand for any judgement order, relief, decree or liability.

10.2 So far as the Vendor is aware, there are no disputes, claims, legal actions, proceedings or other litigation threatened in writing against the Vendor in relation to the Business or the Property.

11.  Compliance with law, etc

11.1 The Vendor has not, in relation to the Business or the Property, committed, nor is it liable for, any criminal, illegal, unlawful or unauthorized act or material breach of any statutory duty.

11.2 The Vendor has not, in relation to the Business, received notice in writing that any investigation or inquiry is being or has been conducted by, or received any request for information from, any governmental or other authority, department, board, body or agency in respect of its affairs and so far as the Vendor is aware, there are no circumstances which will give rise to any such investigation, inquiry or request

11.3 The Vendor has not received notice in writing of any investigation or inquiry by, or received any complaint in connection with, health and safety matters.

12.  VAT

12.1 The Vendor

     (a) is registered for the purpose of and has complied in all material respects with the VATA and is not in relation to the Business subject to any conditions imposed by or agreed with Customs;

     (b) is not or has not within the six years prior to the date hereof been an agent or representative for, or otherwise liable to account for, VAT for or on account of any other person pursuant to sections 47 or 48 VATA.

13.  Property

13.1 The Vendor has complied with all covenants and conditions contained in the lease under which the Vendor presently occupies the Property or in any licence, consent or other document entered into supplemental to such lease including covenants to repair.

13.2 The Property is and has during the Vendor's occupation been used and occupied for the purpose of the Business of the Vendor.

13.3 The Property has the benefit of mains electricity, gas and water supply, sewage and telecommunications.

14.  General

14.1 The facts set out in the Schedules are true and accurate in all material respects.

                                   Schedule 4

              Limitations of the liability of the Vendor and Remedy
              -----------------------------------------------------

1.   Remedy

1.1 Where the matter or default giving rise to a Relevant Claim is capable of remedy, the Vendor shall not be liable unless written notice of the Relevant Claim and such matter or default is given to the Vendor promptly and the matter or default is not remedied to the reasonable satisfaction of the Purchaser within 30 days after the date on which such notice is served.

1.2 Upon the Purchaser becoming aware that matters have arisen which will or are likely to give rise to a Relevant Claim, the Purchaser will:

1.2.1not make any admission of liability, agreement or compromise with any person, body or authority in relation to the potential claim without prior consultation with the Vendor;

1.2.2at all times disclose in writing to the Vendor all information and documents relating to the potential claim or the matters which will or are likely to give rise to such claim and, if requested by the Vendor, give the Vendor and its professional advisers reasonable access to the personnel of the Purchaser as the case may be and to any relevant premises, chattels, accounts, documents and records with the power, possession or control of the Purchaser to enable the Vendor and its professional advisers to interview such personnel, and to examine such claim, premises, chattels, accounts, documents and records and to take copies or photographs thereof at its own expense; and

1.2.3at the cost of the Vendor (and subject to the Vendor providing security for such costs) take such action as the Vendor reasonably require (including the appointment of solicitors nominated by the Vendor) to avoid, resist, contest or compromise the potential claim or the matters which will or are likely to give rise to such claim.

2.   Exclusion of certain claims

2.1 No claim shall be made by the Purchaser against the Vendor, and the Vendor shall have no liability to the Purchaser, under this Agreement (including the Warranties) or otherwise in respect of any warranty, condition, representation, indemnity, covenant, undertaking or otherwise arising out of or in connection with the Sale (including any implied by statute or by common law) except where it is expressly contained or incorporated by reference in this Agreement.

2.2 No Relevant Claim shall be made, and the Vendor shall have no liability:

     (a) in respect of any matter or thing disclosed in, or done in the execution or performance of, this Agreement; or

     (b) in respect of any matter which is fairly disclosed in the Disclosure Letter; or

     (c) in respect of th& physical condition of any assets owned or used in connection with the Business; or

     (d) in respect of any liability or other matter or thing if that liability, matter or thing would not have arisen or occurred but for an act, omission or transaction done, made or carried out after the Completion Date; or

     (e) in respect of any matter resulting from a change on or after the Completion Date in any accounting or taxation policies or practices relating to the Business; or

     (f) in respect of any liability or other matter or thing which occurs or arises as a result of or is otherwise attributable to any legislation not in force at the date hereof or any change of law or administrative practice which comes into force after the date hereof or any increase in. any rate of taxation in force at the date hereof; or

     (g) in respect of a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable;

     (h) to the extent that it relates to any matter specifically identified and provided for, or included as a liability or disclosed in the Audited Accounts or the Management Accounts;

          (i) to the extent that it relates to any loss for which the Purchaser is indemnified by insurance.

2.3 The Vendor shall have no liability in respect of any Relevant Claim made in relation to the Business Intellectual Property Rights other than any Relevant Claim made in relation to a breach of any provision of paragraph 9 of Schedule 3.

3.   Claims against third parties

3.1 Where the Purchaser is or becomes entitled (whether under any insurance or by way of payment, discount, credit, set off, counterclaim or otherwise) to recover from any third party (including any fiscal or taxation authority or body) any sum in respect of Taxation or any other loss, damage or liability which is or may be the subject of a Relevant Claim, the Purchaser shall, if so required by the Vendor and if the Vendor agrees beforehand in writing that it shall indemnify the Purchaser in respect of an agreed amount of costs and expenses thereby reasonably incurred by the Purchaser, take or procure that there are taken all such steps as the Vendor may reasonably require to ensure or enforce such recovery, and in the event that the Vendor shall have discharged a Relevant Claim, will pay over to the Vendor the sum so recovered (or part thereof) in accordance with paragraph 3.4.

3.2 The Purchaser shall procure that the Vendor is promptly provided with all such information and reports concerning any such steps or proceedings taken by the Purchaser as the Vendor may from time to time reasonably request.

3.3 If any such sum as is referred to in sub-paragraph 3.1 shall be recovered by the Purchaser from the third party, any claim by the Purchaser against the Vendor in respect of any loss, damage or liability to which the sum relates shall be limited (without prejudice to the operation of any other paragraph of this schedule) to the amount (if any) by which the amount of such loss, damage or liability exceeds the aggregate of:

     (a) the sum recovered less all reasonable costs, charges and expenses incurred by the Purchaser in recovering that sum from the third party; and

     (b) any sum or sums previously paid to the Purchaser in respect of such loss, damage or liability.

3.4 If the aggregate of the sums referred to in sub-paragraphs 3.3(a) and (b) exceeds the amount of the loss, damage or liability to which the sum recovered relates the Purchaser shall forthwith pay to the Vendor the amount of the excess.

4.   Time Limits

4.1 No Relevant Claim shall be brought by the Purchaser unless notice in writing of such claim (specking, in reasonable detail and with supporting evidence, the event, matter or default which gives rise to the Relevant Claim and slating, or giving an estimate of, the amount claimed) has been given to the Vendor within 18 months after Completion.

4.2

     (a)  Any Relevant Claim notified to the Vendor in accordance with paragraph
          4.1 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been irrevocably waived and withdrawn on the expiration of 6 months after the date on which it was so notified unless court proceedings in respect of it shall then have been commenced against the Vendor.

     (b) For the purposes of paragraph 4.2(a), court proceedings shall not be deemed to have been commenced unless they have been both issued and served on the Vendor.

4.3  Time shall be of the essence for the purposes of this paragraph 4.

5.   Thresholds

5.1  For the purposes of paragraph 5.2:

     (a) a Relevant Claim shall be regarded as "material" if the amount of the Relevant claim exceeds the individual threshold;

     (b) "the individual threshold" means (pound)10,000 and "the cumulative threshold" means (pound)100,000.

5.2 The Vendor shall have no liability in respect of any Relevant Claim unless that Relevant Claim is material and the amount of that Relevant Claim, when added to the aggregate amount of all other material Relevant Claims notified to the Vendor in accordance with paragraph 4.1 exceeds the cumulative threshold.

6.   Aggregate maximum

6.1 The maximum aggregate liability of the Vendor in respect of all Relevant Claims shall not exceed (pound)1,500,000.

7.   No duplication of liability

7.1 The Purchaser hereby agrees with the Vendor that the Vendor shall not be liable more than once in respect of the same fact, matter or circumstance.

8.   Successful claims deemed to constitute a reduction in Purchase Price

8.1 Any payment by the Vendor to the Purchaser in full or partial satisfaction of any Relevant Claim under this Agreement (including the Warranties) shall be deemed to constitute a reduction in the Purchase Price by an amount equal to the amount so paid.

9.   Mitigation

9.1 Nothing in this Agreement shall affect any common law duty of the Purchaser to mitigate its loss.

10.  Fraud, etc

10.1 Nothing in this Agreement shall restrict or prevent any liability for fraud or fraudulent misrepresentation or misstatement.

                                   Schedule 5

                                    Employees
                                   ---------


See Annexure 1

                                   Schedule 6

                             Details of the Property
                             -----------------------

Units 1, 2, 3, 4, 7, 8, 9, 10 and 11 Theobald Business Centre, Knowl Piece, Wilbury Way, Hitchin, Herts

                                   Schedule 7

                               Business Contracts
                               ------------------

See Annexure 2

                                   Schedule 8

                               Leasing Agreements
                               ------------------

See Annexure 3

Signed by                    )
For and on behalf of         )
AREMISSOFT (UK) PLC          )   /s/   NOEL VOICE
                                -----------------

Signed by                    )
For and on behalf of         )
TOREX HEALTH LIMITED         )   /s/
                                -----------------